February 2024

Pricing Supplement No. 1,161

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 26, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100 Index® due August 31, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

▪	Linked to the lowest performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100 Index® (each referred to as an “underlying”)
▪	The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential redemption prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.
▪	Contingent Coupon. The securities will pay a contingent coupon with respect to each quarterly observation period until the stated maturity date or earlier redemption if, and only if, the closing level of the lowest performing underlying on each eligible trading day during such observation period is greater than or equal to its coupon threshold level. However, if the closing level of the lowest performing underlying on any eligible trading day during an observation period is less than its coupon threshold level, you will not receive a contingent coupon with respect to that observation period. This will be the case even if the closing level of the lowest performing underlying is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing underlyings perform favorably. If the closing level of at least one underlying is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold level for each underlying is equal to 70% of its starting level. The contingent coupon rate is 10.10% per annum.
▪	Call Feature. Beginning approximately three months after issuance, on any redemption date we will redeem the securities for a redemption payment equal to the face amount plus a final contingent coupon payment, if any, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the calculation day preceding such redemption date and no later than such calculation day, based on the inputs indicated under “Terms—Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlyings.
▪	Potential Loss of Principal. If the securities are not previously called, you will receive the face amount at maturity if, and only if, the closing level of each underlying on the final calculation day is greater than or equal to its respective downside threshold level. If the closing level of any underlying on the final calculation day is less than its respective downside threshold level, investors will be fully exposed to the decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 60% of the face amount of the securities and could be zero. The downside threshold level for each underlying is equal to 60% of its starting level.
▪	Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.
▪	Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective coupon threshold level or respective downside threshold level of any underlying will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if the other underlyings have appreciated or have not declined as much.
▪	The securities are for investors who are willing to risk their principal based on the lowest performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.
▪	Investors will not participate in any appreciation of any underlying.
▪	The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program
▪	All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment
▪	These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is $979.40 per security.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 11.  All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$12.75	$987.25
Total	$4,809,000	$61,314.75	$4,747,685.25
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $12.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $10.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)	See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023	Index Supplement dated November 16, 2023

Prospectus dated February 22, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 31, 2027, subject to postponement if the final calculation day is postponed
Underlyings:	EURO STOXX 50® Index (the “SX5E Index”), Russell 2000® Index (the “RTY Index”) and the Nasdaq-100 Index® (the “NDX Index”)
Contingent coupon payment:

With respect to each observation period, you will receive a contingent coupon payment on the contingent coupon payment date immediately following such observation period at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing underlying on each eligible trading day during such observation period is greater than or equal to its coupon threshold level. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing underlying on any eligible trading day during an observation period is less than its coupon threshold level, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of at least one underlying is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupons throughout the entire term of the securities.

Contingent coupon payment dates:	Three business days after the applicable observation period end-date.*
Contingent coupon rate:	The “contingent coupon rate” is 10.10% per annum.
Call Feature:	On any redemption date, we will redeem the securities for a redemption price per security equal to the face amount plus a final contingent coupon payment, if any, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the calculation day preceding such redemption date and no later than such calculation day (the “determination date”),taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of such business day and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such redemption date is economically rational for us as compared to not redeeming on such redemption date. If we call the securities, we will give you notice no later than the calculation day preceding the redemption date specified in the notice. No further payments will be made on the securities once they have been redeemed.
Observation periods:

Each observation period will consist of each day that is a trading day for at least one underlying (each such day, an “eligible trading day”) from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each eligible trading day from but excluding the pricing date to and including the first observation period end-date.

If a market disruption event or non-trading day occurs with respect to an underlying on any eligible trading day during an observation period (other than an observation period end-date), that underlying will be disregarded on that eligible trading day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period. For the avoidance of doubt, any such eligible trading day for any underlying not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period, even if that day is not a trading day for any other underlying or a market disruption event has occurred with respect to any other underlying on that day.

February 2024	Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Observation period end-dates:	Quarterly, on the 26th of each February, May, August and November, commencing May 2024 and ending on the final calculation day. We refer to August 26, 2027 as the “final calculation day.”**
Redemption dates:	Quarterly, beginning approximately three months after the issue date, on the contingent coupon payment date following each observation period end-date scheduled to occur from May 2024 to May 2027, inclusive.*
Maturity payment amount:

If the securities are not previously called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment, if payable). The “maturity payment amount” per security will equal:

• if the closing level of each underlying on the final calculation day is greater than or equal to its respective downside threshold level:

                         $1,000; or

• if the closing level of any underlying on the final calculation day is less than its respective downside threshold level:

$1,000 × performance factor of the lowest performing underlying on the final calculation day

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Lowest performing underlying:	For any eligible trading day during an observation period (including the final calculation day), the underlying with the lowest performance factor on that eligible trading day and that has not been disregarded due to a market disruption event or non-trading day in accordance with “—Observation periods” above.
Performance factor:	With respect to each underlying, on any eligible trading day during an observation period, its closing level on that eligible trading day divided by its starting level.
Starting level:

With respect to the EURO STOXX 50® Index: 4,864.29, its closing level on the pricing date.

With respect to the Russell 2000® Index: 2,028.968, its closing level on the pricing date.

With respect to the Nasdaq-100 Index®: 17,933.33, its closing level on the pricing date.

Coupon threshold level:

With respect to the EURO STOXX 50® Index: 3,405.003, which is equal to 70% of its starting level.

With respect to the Russell 2000® Index: 1,420.2776, which is equal to 70% of its starting level.

With respect to the Nasdaq-100 Index®: 12,553.331, which is equal to 70% of its starting level.

Downside threshold level:

With respect to the EURO STOXX 50® Index: 2,918.574, which is equal to 60% of its starting level.

With respect to the Russell 2000® Index: 1,217.3808, which is equal to 60% of its starting level.

With respect to the Nasdaq-100 Index®: 10,759.998, which is equal to 60% of its starting level.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	February 26, 2024
Original issue date:	February 29, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61771WS41 / US61771WS412
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompany product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompany product supplement for principal at risk securities. For purposes of the accompanying product supplement, each observation period end-date (including the final calculation day) is a “calculation day.”

February 2024	Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Estimated Value of the Securities

The face amount of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security.  We estimate that the value of each security on the pricing date is $979.40.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2024	Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027 (the “securities”) may be appropriate for investors who:

▪	Seek an investment with contingent coupon payments at a rate of 10.10% per annum payable with respect to each observation period until the stated maturity date or earlier redemption, if, and only if, the closing level of each underlying on each eligible trading day during such observation period is greater than or equal to 70% of its starting level;

▪	Understand that if the closing level of any underlying on the final calculation day has declined by more than 40% from its starting level, they will be fully exposed to the decline in the lowest performing underlying from its starting level and will lose more than 40%, and possibly all, of the face amount of their securities at maturity;

▪	Are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	Understand that the securities may be called prior to the maturity date and that the term of the securities may be as short as approximately three months;

▪	Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each eligible trading day during an observation period (including the final calculation day) and that they will not benefit in any way from the performance of the better performing underlyings;

▪	Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

▪	Understand and are willing to accept the full downside risks of each underlying;

▪	Are willing to forgo participation in any appreciation of any underlying, fixed interest payments on the securities and dividends on securities included in the underlyings; and

▪	Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	Require full payment of the face amount of the securities at maturity;

▪	Seek a security with a fixed term;

▪	Are unwilling to accept the risk that the closing level of any underlying on the final calculation day may decline by more than 40% from its respective starting level to its closing level on the final calculation day, in which case they will lose a significant portion or all of their investment;

▪	Seek current income;

▪	Are unwilling to accept the risk of exposure to each of the underlyings;

▪	Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

▪	Seek exposure to the upside performance of any or each underlying;

▪	Are unwilling to accept our credit risk; or

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “EURO STOXX 50® Index Overview,” “Russell 2000® Index Overview” and “Nasdaq-100 Index® Overview” below.

February 2024	Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlying on each eligible trading day during the related observation period.

Step 1: Determine which underlying is the lowest performing underlying on each eligible trading day during the related observation period. The lowest performing underlying on any eligible trading day during an observation period is the underlying with the lowest performance factor on that date.  The performance factor of an underlying on an eligible trading day during an observation period is its closing level on that date as a percentage of its starting level (i.e., its closing level on that day divided by its starting level).

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing underlying on each eligible trading day during the relevant observation period, as follows:

February 2024	Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

On the maturity date, if the securities have not been called prior to the maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying on the final calculation day. The lowest performing underlying on the final calculation day is the underlying with the lowest performance factor on the final calculation day.  The performance factor of an underlying on the final calculation day is its closing level as a percentage of its starting level (i.e., its closing level on the final calculation day divided by its starting level).

Step 2: Calculate the maturity payment amount based on the closing level of the lowest performing underlying on the final calculation day, as follows:

February 2024	Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid with respect to an observation period and how to calculate the payment at maturity, if any, if the securities have not been called.  The following examples are for illustrative purposes only.  Whether you receive a contingent coupon payment will be determined by reference to the closing level of each underlying on each eligible trading day during an observation period, and the amount you will receive at maturity, if any, will be determined by reference to the closing level of each underlying on the final calculation day.  The actual starting level, coupon threshold level and downside threshold level for each underlying and the actual contingent coupon rate are set forth under “Final Terms” above.  All payments on the securities, if any, are subject to our credit risk.  The numbers in the hypothetical examples below may have been rounded for the ease of analysis.  The below examples are based on the following terms*:

Contingent coupon payment:	With respect to each observation period, you will receive a contingent coupon payment on the contingent coupon payment date immediately following such observation period at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing underlying on each eligible trading day during such observation period is greater than or equal to its coupon threshold level. If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 10.10% per annum. These hypothetical examples reflect the contingent quarterly coupon rate of 10.10% per annum (corresponding to $25.25 per quarter per security**).
Hypothetical starting level:	With respect to the SX5E Index: 100
With respect to the RTY Index: 100
With respect to the NDX Index: 100
Hypothetical coupon threshold level:	With respect to the SX5E Index: 70, which is 70% of its hypothetical starting level
With respect to the RTY Index: 70, which is 70% of its hypothetical starting level
With respect to the NDX Index: 70, which is 70% of its hypothetical starting level

Hypothetical downside threshold level:	With respect to the SX5E Index: 60, which is 60% of its hypothetical starting level
With respect to the RTY Index: 60, which is 60% of its hypothetical starting level
With respect to the NDX Index: 60, which is 60% of its hypothetical starting level

* The hypothetical starting level of 100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying.  The actual starting levels, coupon threshold levels and downside threshold levels are set forth under “Final Terms” above.  For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the actual contingent coupon rate. The hypothetical contingent quarterly coupon of $25.25 is used in these examples for ease of analysis.

February 2024	Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

How to determine whether a contingent coupon payment is payable with respect to a hypothetical observation period (if the securities have not been previously called):

Date	SX5E Index Lowest Closing Level During Observation Period	RTY Index Lowest Closing Level During Observation Period	NDX Index Lowest Closing Level During Observation Period	Contingent Coupon Payment (per Security)
Example 1:	90 (at or above the coupon threshold level)	125 (at or above the coupon threshold level)	135 (at or above the coupon threshold level)	$25.25
Example 2:	60 (below the coupon threshold level)	90 (at or above the coupon threshold level)	120 (at or above the coupon threshold level)	$0
Example 3:	90 (at or above the coupon threshold level)	50 (below the coupon threshold level)	110 (at or above the coupon threshold level)	$0
Example 4:	60 (below the coupon threshold level)	55 (below the coupon threshold level)	65 (below the coupon threshold level)	$0

Example 1: The closing level of each underlying is at or above the respective coupon threshold level on each eligible trading day during the hypothetical observation period.  Therefore, a contingent coupon payment of $25.25 is paid on the relevant contingent coupon payment date.

Examples 2 and 3: The closing level of at least one underlying on at least one eligible trading day during the hypothetical observation period is below its respective coupon threshold level. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date, even though the closing level of each other underlying was greater than its coupon threshold level on every eligible trading day during the hypothetical observation period.

Example 4: Each underlying closes below its respective coupon threshold level on at least one eligible trading day, and, accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

If the closing level of at least one underlying is less than its respective coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments for the entire term of the securities.

February 2024	Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

How to calculate the payment investors will receive at maturity (if the securities have not been previously called):

The examples below illustrate how to calculate the payment at maturity if the securities have not been called prior to maturity.

	SX5E Index Closing Level On Final Calculation Day	RTY Index Closing Level On Final Calculation Day	NDX Index Closing Level On Final Calculation Day	Was the closing level of any underlying less than its coupon threshold level on any eligible trading day during the final observation period?	Maturity Payment Amount (per Security)
Example 1:	150 (at or above its downside threshold level)	140 (at or above its downside threshold level)	142 (at or above its downside threshold level)	No	$1,025.25 (the face amount plus the final contingent coupon payment)
Example 2:	125 (at or above its downside threshold level)	80 (at or above its downside threshold level)	120 (at or above its downside threshold level)	Yes	$1,000
Example 3:	125 (at or above its downside threshold level)	40 (below its downside threshold level)	120 (at or above its downside threshold level)	Yes	$1,000 × (40 / 100) = $400
Example 4:	45 (below its downside threshold level)	50 (below its downside threshold level)	20 (below its downside threshold level)	Yes	$1,000 × (20 / 100) = $200

Example 1: The closing level of each underlying on the final calculation day is at or above its respective downside threshold level.  In addition, the closing level of each underlying was greater than or equal to its coupon threshold level on each eligible trading day during the final observation period. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, in addition to the final contingent coupon payment.  Investors do not participate in any appreciation in any underlying.

Example 2: The closing level of each underlying on the final calculation day is at or above its respective downside threshold level, but the closing level of at least one underlying was less than its coupon threshold level on one or more eligible trading days during the final observation period. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, but do not receive a contingent coupon payment.

Example 3: The closing levels of two of the underlyings on the final calculation day are at or above their downside threshold levels, but the closing level of the other underlying on the final calculation day is below its respective downside threshold level.  Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity.  The SX5E Index has increased 25% from its starting level to its closing level on the final calculation day, the RTY Index has declined 60% from its starting level to its closing level on the final calculation day and the NDX Index has increased 20% from its starting level to its closing level on the final calculation day. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the RTY Index, which is the lowest performing underlying in this example.

Example 4: The closing level of each underlying on the final calculation day is below its respective downside threshold level, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying.  The SX5E Index has declined 55% from its starting level to its closing level on the final calculation day, the RTY Index has declined 50% from its starting level to its closing level on the final calculation day and the NDX Index has declined 80% from its starting level to its closing level on the final calculation day.  Therefore, the maturity payment amount equals the face amount times the performance factor of the NDX Index, which is the lowest performing underlying in this example.

If the securities have not been called prior to maturity and the closing level of any underlying on the final calculation day is below its respective downside threshold level, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 60% of the face amount per security and could be zero.

February 2024	Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Risk Factors

This section describes the material risks relating to the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus.  We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been previously called and if the closing level of any underlying on the final calculation day is less than its respective downside threshold level of 60% of its starting level, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the closing level of the lowest performing underlying on each eligible trading day during the relevant observation period is at or above its respective coupon threshold level. If the closing level of the lowest performing underlying on any eligible trading day during an observation period is less than its coupon threshold level, we will pay no contingent coupon payment on the applicable contingent coupon payment date. It is possible that the closing level of any underlying will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the closing level of each underlying is greater than or equal to the coupon threshold level for such underlying on each eligible trading day during an observation period, will be limited if we call the securities based on the output of a risk neutral valuation model on any redemption date. The term of your investment in the securities may be limited to as short as three months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will call the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to call the securities when the closing level of each underlying on the eligible trading days is at or above the coupon threshold level for such underlying, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to call the securities at a time when the securities are paying an above-market coupon. If the securities are called prior to maturity, you will receive no more contingent coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to call the securities when the closing level of any underlying is below the respective coupon threshold level and/or when the closing level for any underlying is expected to be below the respective downside threshold level, such that you will receive no contingent coupon payments and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not call the securities, it is more likely that you will receive few or no contingent coupon payments and suffer a significant loss at maturity.

February 2024	Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

▪	The contingent coupon payment, if any, is based on the closing level of the lowest performing underlying on each eligible trading day during the related observation period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant observation period based on the closing level of the lowest performing underlying on each eligible trading day during that observation period. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant observation period. If the closing level of any one of the underlyings is less than its coupon threshold level on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the level of the lowest performing underlying was at or above its respective coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing underlyings perform favorably.

▪	Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the starting level for such underlying, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each observation period during which the closing level of each underlying is greater than or equal to its respective coupon threshold level on each eligible trading day during such observation period.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings,

o	whether the closing level of any underlying has been below its respective coupon threshold level on any eligible trading day during an observation period,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of such underlyings, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above.  Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  In particular, if any underlying has closed near or below its coupon threshold level, and especially if any underlying has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying based on its historical performance.  The value of any underlying may decrease and be below the respective coupon threshold level for such underlying on any eligible trading day during each observation period so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold level(s) on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon threshold level on each eligible trading day so that you will

February 2024	Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

receive a coupon payment on the securities for the applicable observation period, or that it will be at or above its respective downside threshold level on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “EURO STOXX 50® Index Overview,” “Russell 2000® Index Overview” and “Nasdaq-100 Index® Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon early redemption, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs

February 2024	Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time.  The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the coupon threshold levels and the downside threshold levels and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of a closing level in the event of a market disruption event or discontinuance of any of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on each eligible trading day during each observation period in order for you to earn a contingent coupon payment (depending also on the performance of the other underlyings) and (ii) the level at or above which such underlying must close on the final calculation day so that you are not exposed to the negative performance of the lowest performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the eligible trading days during an

February 2024	Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

observation period, and, accordingly, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

▪	The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than two business days prior to the maturity date, the maturity date of the securities will be postponed to the second business day following that final calculation day as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting.  Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.  We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.   If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.   For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2024	Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Risks Relating to the Underlyings

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent coupon payments, each underlying must close at or above its respective coupon threshold level on each eligible trading day during an observation period. In addition, if the securities have not been called and any underlying has declined to below its respective downside threshold level as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 60% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risks of receiving no contingent coupon payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent coupon payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon threshold level on any eligible trading day during an observation period, and below its downside threshold level on the final calculation day, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent coupon payments and that you will suffer a significant loss on your investment.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities. As the EURO STOXX 50® Index is one of the underlyings, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than underlyings that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial

February 2024	Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Adjustments to the underlyings could adversely affect the value of the securities. The publisher of any underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of such underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider underlyings that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying on any observation period end-date, the determination of whether a contingent coupon payment will be payable on the securities on the applicable contingent coupon payment date and/or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant starting level, coupon threshold level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

▪	Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the final calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

February 2024	Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX® supersectors, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SX5E Index for the period from January 1, 2019 through February 26, 2024. The closing level of the SX5E Index on February 26, 2024 was 4,864.29. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SX5E Index has at times experienced periods of high volatility. You should not take the historical levels of the SX5E Index as an indication of its future performance, and no assurance can be given as to the closing level of the SX5E Index at any time.

EURO STOXX 50® Index Daily Closing Levels January 1, 2019 to February 26, 2024

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX® Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

February 2024	Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the RTY Index for the period from January 1, 2019 through February 26, 2024. The closing level of the RTY Index on February 26, 2024 was 2,028.968.  We obtained the information in the graph below from Bloomberg Financial Markets without independent verification.  The RTY Index has at times experienced periods of high volatility.  You should not take the historical levels of the RTY Index as an indication of its future performance, and no assurance can be given as to the closing level of the RTY Index at any time.

Russell 2000® Index Daily Closing Levels January 1, 2019 to February 26, 2024

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

February 2024	Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NDX Index for the period from January 1, 2019 through February 26, 2024. The closing level of the NDX Index on February 26, 2024 was 17,933.33.  We obtained the information in the graph below from Bloomberg Financial Markets without independent verification.  The NDX Index has at times experienced periods of high volatility.  You should not take the historical levels of the NDX Index as an indication of its future performance, and no assurance can be given as to the closing level of the NDX Index at any time.

Nasdaq-100 Index® Daily Closing Levels January 1, 2019 to February 26, 2024

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

February 2024	Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.   In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Tax Consequences to U.S. Holders

Assuming the treatment of the securities as set forth above is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments.  Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities.  Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled.  For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment.  In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise.  The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

As discussed under “United States Federal Taxation— Possible Alternative Tax Treatments of an Investment in the Securities” in the accompanying product supplement for principal at risk securities, alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities.

Tax Consequences to Non-U.S. Holders

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.   We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.   If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

February 2024	Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the 2007 notice described therein and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering.  WFS will receive a commission of up to $12.75 for each security it sells.  WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $10.00 per security.  In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities.  References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS.  MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

February 2024	Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the Russell 2000® Index and the Nasdaq-100® Index due August 31, 2027

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 22, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 22, 2024.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated February 22, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

February 2024	Page 23